Exhibit 99.1

LECG AGREES TO ACQUIRE NEILSON ELGGREN LLP

Announces Changes in Expert Talent Pool

Emeryville, CA, October 12, 2005 – LECG (NASDAQ: XPRT), a global expert services firm, today announced that it has signed an agreement to acquire substantially all of the assets of Neilson Elggren LLP, a privately held expert services firm, with offices in Los Angeles, Salt Lake City, and Wilmington, Delaware.

LECG also announced six director-level additions to its expert talent pool, including one internal promotion. New experts include: Stefan Boedeker, Guy Erb, Greg Esslinger, Joe Galasso, Don Hamilton, and Peter Logrieco. Additionally, six experts formerly in LECG’s insurance claims practice have left the company to form their own consulting firm.

Dr. David Teece, chairman of LECG, commented, “LECG continues to invest in top talent.  We are building a world-class expert services firm that addresses the complex issues facing our clients, across a broad range of practice areas and geographies.”

LECG to Acquire Neilson Elggren LLP

LECG has entered into an agreement to acquire substantially all of the assets of Neilson Elggren LLP.  The purchase price of $4.0 million includes $3.75 million payable in cash at closing and $250,000 in unregistered shares of common stock of LECG Corporation.  Deferred payments of up to $3.75 million may be earned if specific revenue growth and profitability targets are met over the next five years.  An additional deferred payment of $1.5 million may be earned if revenue and profitability significantly exceed the established targets.

“The acquisition of Neilson Elggren demonstrates our commitment to building a comprehensive forensic accounting practice focused on litigation support and bankruptcy matters,” said David Kaplan, president of LECG.  “We are pleased Neilson Elggren will be joining LECG and believe their professionals will enhance our existing service offerings.”

Neilson Elggren LLP provides forensic and investigative accounting, litigation consulting, bankruptcy, corporate recovery and reorganization, valuation, and expert tax services. Neilson Elggren will be incorporated into the operations of LECG and will operate from LECG’s offices in Los Angeles and Salt Lake City and from its existing office in Wilmington, Delaware.  Prominent experts joining LECG from Neilson Elggren include R. Todd Neilson and F. Wayne Elggren, as well as Vernon L. Calder, Thomas P. Jeremiassen, David H. Judd, Paul N. Shields, and D. Ray Strong.

“Neilson Elggren is pleased to join LECG and contribute to its growing forensic accounting practice,” said Todd Neilson, founding partner of Neilson Elggren LLP. “Collaborating closely with LECG’s world-class talent is an exciting opportunity for our professionals.”

The acquisition is anticipated to be effective on or before November 1, 2005 and remains subject to customary closing conditions. LECG expects to retain the services of Neilson Elggren’s seven director-level experts and approximately 18 members of its professional and administrative staff.  Other than

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the information contained in LECG’s current report on Form 8-K filed with the United States Securities and Exchange Commission today, additional details about the transaction were not released.

Expert Announcements

Stefan Boedeker, a director in Los Angeles, specializes in the application of economic, statistical, and financial models to business issues, complex litigation cases, and economic impact studies in the labor and employment field. Mr. Boedeker has significant expertise in wage and hour disputes and in matters involving claims of discrimination and wrongful termination. He has testified in state and federal courts. Prior to joining LECG, Mr. Boedeker was a managing director at Navigant Consulting and prior to that, the leader of the economic and statistical consulting practice in the West region for Deloitte & Touche. He has an MA in economics from the University of California, San Diego and a BS/MS in statistics and a BA in business administration from the University of Dortmund, Germany.

Guy Erb, a director in New York, specializes in corporate governance, regulatory issues, investor advisory services and international trade and investment. Mr. Erb has testified before the US House and Senate and the International Trade Commission. Mr. Erb has served as a member of the National Security Council staff, as a foreign service officer, a member of the United Nations Secretariat and a financial advisor to inter-governmental agencies. Prior to joining LECG, he spent 10 years with Goldman Sachs & Co., and was COO of that firm’s Mexico City office. He also founded and was president and CEO of RapidMoney Corporation. Mr. Erb holds an MSc degree in economics from the London School of Economics and Political Science, a BA in economics from the University of California at Berkeley, and a diploma from the University of Madrid, Spain. He is a member of the Council on Foreign Relations.

Gregory S. Esslinger, a director in Atlanta, has over 12 years of forensic, litigation and investigative accounting experience. A licensed attorney and former Federal Bureau of Investigation special agent, Mr. Esslinger’s expertise includes forensic accounting, occupational and financial statement fraud, anti-money laundering, crisis management, and internal investigations. He has consulted domestically and internationally across a wide range of industries including financial, pharmaceutical, manufacturing, entertainment, food services, aerospace, construction, and retail, as well as state and local governments. Mr. Esslinger holds a JD from Georgia State University College of Law and a BA from the University of the South. He is a member of the Association of Certified Fraud Examiners and the Association of Certified Anti-Money Laundering Specialists.

Joseph A. Galasso, a director in New York, specializes in complex money laundering and white-collar criminal investigations. Prior to joining LECG, Mr. Galasso was the special agent in charge at Internal Revenue Service Criminal Investigation in Boston. There he was responsible for planning, directing, and evaluating activities of IRS Criminal Investigation employees in the states of Massachusetts, Maine, Vermont, New Hampshire, Connecticut, and Rhode Island.  While in Boston, Mr. Galasso was his agency’s top representative on the Joint Terrorism Task Force and the New England Electronic Crimes Task Force. He has also served as the IRS Criminal Investigation’s assistant special agent in charge in the New York field office. Mr. Galasso has a BS in accounting from Fordham University and is a certified anti-money laundering specialist.

Don Hamilton, a managing director in Chicago, focuses on the organization, strategy, and operations of healthcare providers as well as entities in the payor and life sciences sectors. He has 35 years of experience in the healthcare field, including 10 as a senior hospital executive and 25 as a consultant.

Prior to joining LECG, Mr. Hamilton led various healthcare consulting practices for Ernst & Young. Mr. Hamilton has an MBA in healthcare administration from the University of Minnesota, a BA in political science/economics from Macalester College, and is a graduate of the Harvard Business School’s Advanced Management Program. Mr. Hamilton is a fellow in the American College of Healthcare Executives and has served on both its research and development and higher education committees.

Peter Logrieco, recently promoted to director in New York, has over 25 years of litigation consulting, accounting, and auditing experience in matters involving financial fraud, directors’ and officers’ liability, breach of contract, professional liability, and damage assessment. He has experience in industries including manufacturing, retail, construction, and real estate. Prior to joining LECG, Mr. Logrieco was a managing director at American Express Tax and Business Services, and a partner at Altschuler, Melvoin and Glasser, LLP. Mr. Logrieco has an MS in taxation from Bentley College and a BS in accounting from Binghamton University.  He is a certified public accountant.

In September, six experts formerly in LECG’s insurance claims practice left the company to form their own consulting firm. LECG intends to enter affiliate agreements to work with these experts on specific client matters on a non-exclusive basis.

“LECG’s recent promotions and hires reinforce our organic growth strategy,” David Teece, chairman of LECG, stated. “Our model enables top performing experts to succeed in a competitive environment while delivering results to shareholders.”

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About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com